Exhibit 5.1

November 21, 2007

Bolt Technology Corporation

Four Duke Place

Norwalk, Connecticut 06854

Re:	Bolt Technology Corporation

Registration Statement on Form S-8/A

Ladies and Gentlemen:

In connection with the filing by Bolt Technology Corporation, a Connecticut corporation (the “Company”), of Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-140854 previously filed by the Company on February 23, 2007 (as amended by Amendment No. 1, the “Amended Registration Statement”), we have been requested, as counsel for the Company, to render this opinion to the Company with respect to the offering of up to 500,000 shares of common stock, without par value (the “Shares”), pursuant to the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “Amended and Restated Plan”), which offering is described in the Amended Registration Statement.

In rendering this opinion, we have examined (i) the Company’s Restated Certificate of Incorporation and the Company’s Bylaws, each as in effect on the date hereof, (ii) the Amended and Restated Plan in the form attached as Exhibit 4.3 to the Amended Registration Statement, and (iii) such corporate records and other documents (all of the foregoing, the “Documents”), and such questions of law as we have deemed relevant for the purposes of this opinion. In our examination of the Documents, we have assumed that (a) the statements of fact made therein are accurate and complete; (b) the signatures on documents and instruments submitted to us as originals are authentic; and (c) the documents submitted to us as copies conform with the originals.

Upon the basis of such examination, we are of the opinion that the Shares, when sold in the manner contemplated by the Amended and Restated Plan and upon receipt by the Company of payment therefor as provided in the Amended and Restated Plan, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any jurisdiction other than the Connecticut Business Corporation Act. This opinion is rendered to you and is solely for your benefit in connection with the above transactions.

We hereby consent to the filing of this opinion as an exhibit to the Amended Registration Statement. The giving of this consent, however, does not constitute an admission that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Levett Rockwood P.C.